Exhibit 10.5
16 July 2010
Lawrence Pemble
Chief Financial Officer
Chindex International, Inc
4340 East West Highway, Suite 1100
Bethesda, Maryland 20814
By Facsimile: 301 215 7719
Chindex International– IFC Investment #26133: Amendatory Letter No.3
Dear Mr. Pemble,
1. References made to the Loan Agreement dated December 10, 2007 (the “Loan Agreement”), by and among Chindex International, Inc. (the “Company”) and International Finance Corporation (“IFC”). Capitalized terms are not defined in this Amendatory Letter and shall have the same meanings accorded to them in the Loan Agreement.
2. IFC hereby agrees to extend the deadline for first Disbursement referred to in Section 2.12 (a) (i) of the Loan Agreement until October 1, 2010 and to amend the loan Agreement as set forth below.
3. Section 2.12 (a) (i) is hereby amended as follows:
     2.12 (a) (i) if the first Disbursement to such Onshore Borrower has not been made by October 1, 2010, or such other later date as the parties agree;
4. Please acknowledge your agreement and acceptance of the foregoing by countersigning the enclosed duplicates of this Amendatory Letter in the space provided below and returning two (2) executed originals to IFC.
Yours sincerely,

Colin J. Warren
Senior Manager
Asia Portfolio – Manufacturing, Agribusiness, Health & Education

Agreed:	/s/ Lawrence Pemble
Name:	Lawrence Pemble
Date:	7/14/10